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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
                    Pursuant  to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report November 3, 1997
               (Date of earliest event reported October 28, 1997)




                          EL PASO NATURAL GAS COMPANY
             (Exact name of registrant as specified in the charter)



          Delaware                      1-2700                 74-0608280
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


      El Paso Energy Building
       1001 Louisiana Street
           Houston, Texas                                          77002
(Address of principal executive offices)                         (Zip Code)



       Registrant's telephone number, including area code (713) 757-2131



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Item 5.      Other Events

             On October 28, 1997, El Paso Natural Gas Company, doing business as El Paso Energy Corporation, through a subsidiary, El Paso Field Services Company, entered into a definitive stock purchase agreement to acquire all of the outstanding shares of common stock of PacifiCorp's offshore gathering and processing subsidiaries. The net purchase price is approximately $195 million. The transaction is expected to close in November 1997 following the satisfaction of several conditions, including the receipt of certain governmental approvals.

             A copy of the press release further describing the transaction is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.      Financial Statements and Exhibits

             c)  Exhibits:

                 Exhibit Number            Description
                 --------------            -----------
                         99          Press release dated October 28, 1997

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     EL PASO NATURAL GAS COMPANY



                                     By:       /s/ Jeffrey I. Beason
                                         -----------------------------------
                                                   Jeffrey I. Beason
                                             Vice President and Controller


Date:  November 3, 1997





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                               INDEX TO EXHIBITS


                 Exhibit Number               Description
                 --------------               -----------
                       99          Press release dated October 28, 1997